UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 29, 2010

    First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

 (864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 29, 2009, First National Bancshares (the “Company”) received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) that stated the Company’s common stock closed below the required minimum $1.00 per share bid price for the previous 30 consecutive business days.  The letter also indicated that, in accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, until June 28, 2010, to regain compliance with Rule 5550(a)(2).  On June 29, 2010, the Company received a subsequent letter from NASDAQ that stated the Company had not regained compliance with Rule 5550(a)(2).  Thus, the Company’s common stock will cease to be listed on the NASDAQ Capital Market as of the opening of business on July 8, 2010.

Concurrently, a market maker in the Company’s common stock has enabled the stock to be quoted on the Pink OTC Markets Inc. beginning on July 8, 2010.  In addition, a market maker has applied for the stock to be quoted on the OTC Bulletin Board.  The Company’s common stock was quoted on the OTC Bulletin Board from the Company’s initial funding in 2000 through October 31, 2005.

The Company will continue to file annual, quarterly and other reports with the U.S. Securities and Exchange Commission (SEC).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Kitty B. Payne Name Kitty B. Payne Title: EVP/Chief Financial Officer

Dated:  July 2, 2010